Exhibit 3.16

ARTICLES OF ORGANIZATION

OF

MARACAY RIVERSIDE, L.L.C.

Pursuant to the Arizona Limited Liability Company Act, Chapter 4 of Title 29, Arizona Revised Statutes (the “Act”), the undersigned adopts the following Articles of Organization for such limited liability company:

FIRST:	The name of the limited liability company is Maracay Riverside, L.L.C.

SECOND:	The address of the company’s known place of business in Arizona is 15160 North Hayden Road, Suite 200, Scottsdale, Arizona 85260.

THIRD:	The name and street address of the statutory agent of the company is Jeffrey J. Andersen, 15160 North Hayden Road, Suite 200, Scottsdale, Arizona 85260.

FOURTH:	Management of the limited liability company is vested in a manager or managers.

FIFTH:	The name and business address of the sole manager of the limited liability company at the time of its formation are Maracay Homes Arizona I, L.L.C., an Arizona limited liability company, 15160 North Hayden Road, Suite 200, Scottsdale, Arizona 85260.

SIXTH:	The name and business address of the sole member of the limited liability company at the time of its formation are Maracay Homes Arizona I, L.L.C., an Arizona limited liability company, 15160 North Hayden Road, Suite 200, Scottsdale, Arizona 85260.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Organization of Maracay Riverside, L.L.C. this 2nd day of December, 2005.

/s/ Jeffrey J. Andersen
Jeffrey J. Andersen

CONSENT OF STATUTORY AGENT

Jeffrey J. Andersen, having been designated to act as statutory agent of Maracay Riverside, L.L.C., hereby consents to act in that capacity until removed or until resignation is submitted in accordance with the Arizona Revised Statutes.

/s/ Jeffrey J. Andersen
Jeffrey J. Andersen

COMMISSIONERS JEFF HATCH-MILLER - Chairman WILLIAM A. MUNDELL MARC SPITZER MIKE GLEASON KRISTIN K. MAYES	ARIZONA CORPORATION COMMISSION	BRIAN C. MCNEIL Executive Director DAVID RABER Director, Corporations Division

December 14, 2005

DAVE HINNANT

400 E VAN BUREN

PHOENIX, AZ 85004

RE: MARACAY RIVERSIDE, L.L.C.

File Number: L-1246047-1

We are pleased to notify you that your Articles of Organization were filed on December 2, 2005.

You must publish a notice of the filing of your Articles of Organization OR alternatively, you may publish the Articles of Organization in their entirety. The publication must be in a newspaper of general circulation in the county of the known place of business, in Arizona as filed with the Commission, for three (3) consecutive publications. A list of acceptable newspapers in each county is attached and is also posted on the Commission web site www.cc.state.az.us/corp.

For your convenience we have provided a Notice of Publication form. Please complete this form, in its entirety, and submit to an appropriate newspaper of your choice. An affidavit from the newspaper, evidencing such publication, must be delivered to the Commission for filing WITHIN NINETY (90) DAYS from the date of this letter.

The Commission strongly recommends that you periodically check Commission records regarding the corporation. The Commission web site www.cc.state.az.us/corp contains information specific to each corporation of record and is a good general source of information.

If you have questions or need of further information, please contact us at (602) 542-3135 in Phoenix, (520) 628-6560 in Tucson, or Toll Free (Arizona residents only) at 1-800-345-5819.

Sincerely,

Delta Williams
Examiner
Corporations Division

AZ CORPORATION COMMISSION FILED
MAY 12 2009
FILE NO. L-1246047-1
ARTICLES OF AMENDMENT
Pursuant to A.R.S. 29-633 (F)
1. The name of the limited liability company is:
Maracay Riverside, L.L.C. .
2. Attached hereto as Exhibit A is the text of the amendment.
Dated this 29 day of April, 2009.
Signature: Vicki A. Merrick
Print Name: Vicki A. Merrick, Assistant Secretary, Maracay Homes Arizona 1 LLC
Check One: Member Manager
DO NOT PUBLISH THIS SECTION
The amendment must be executed by a manager if management of the limited liability company is vested in a manager or by a member if management is reserved to the members.
Page 2 of 3 Arizona Corporation Commission Corporations Division

EXHIBIT A

Article 5 of the Articles of Organization is amended in its entirety to read as follows:

5.	The name and address of the sole Manager of the Company are:

Maracay Homes, L.L.C.

15160 North Hayden Road

Suite 200

Scottsdale AZ 85260

The name and address of the only member who owns twenty percent (20%) or greater interest in the capital or profits of the limited liability company are:

Maracay Homes, L.L.C.

15160 North Hayden Road

Suite 200

Scottsdale AZ 85260

COMMISSIONERS GARY PIERCE - Chairman BOB STUMP SANDRA D. KENNEDY PAUL NEWMAN BRENDA BURNS		ERNEST G. JOHNSON Executive Director JEFF GRANT Director Corporations Division
ARIZONA CORPORATION COMMISSION

March 31, 2011

ANDREA GOUDGE

15160 N HAYDEN RD STE 200

SCOTTSDALE, AZ 85255

RE: MARACAY 2011, LLC

File Number: L12460471

We are pleased to notify you that your Amendment to Articles of Organization for the above referenced limited liability company HAS BEEN APPROVED.

You must publish the Amendment in its entirely. The publication must be in a newspaper of general circulation in the county of the known place of business in Arizona for three consecutive publications. A list of acceptable newspapers in each county is enclosed and is also available on the Commission website, Publication must be completed WITHIN 60 DAYS after March 31, 2011, which is the date the document was approved for filing by the Commission. The limited liability company may be subject to administrative dissolution if it fails to publish. You do not need to file the Affidavit of Publication you will receive from the newspaper.

We strongly recommend that you periodically monitor your company’s record with the Commission, which can be viewed at www.azcc.gov/divisions/ corporations. If you have questions or need further information, please contact us at (602) 542-3026 in Phoenix, or Toll Free (Arizona residents only) at 1-800-345-5819.

Sincerely,

Jennifer Yule
Examiner, Corporations Division

1300 WEST WASHINGTON, PHOENIX, ARIZONA 85007-2929

www.azcc.gov - 602-542-3026

AZ CORPORATION COMMISSION FILED
FEB 15 2011
FILE NO. L-1246047-1
ARTICLES OF AMENDMENT
Pursuant to A.R.S. 29-633 (F)
1. The name of the limited liability company is:
Maracay Riverside, L.L.C. .
2. Attached hereto as Exhibit A is the text of the amendment.
Dated this 14th day of January, 2011.
Signature: Andrea S Goudge
Print Name: Andrea S. Goudge, Manager
Check One: Member Manager
DO NOT PUBLISH THIS SECTION
The amendment must be executed by a manager if management of the limited liability company is vested in a manager or by a member if management is reserved to the members.
Page 2 of 5 Arizona Corporation Commission Corporations Division

EXHIBIT A

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF ORGANIZATION

OF

MARACAY RIVERSIDE, L.L.C.

1.	The name of the limited liability company is Maracay Riverside, L.L.C.

2.	The Articles of Organization were originally filed with the Arizona Corporation Commission on the 2nd day of December, 2005.

3.	Article 1 of the Articles of Organization is hereby amended to read: “The name of this limited liability company (“Company”) is: Maracay 2011, LLC, and the address of the company’s known place of business is 15160 North Hayden Road, Suite 200, Scottsdale, AZ 85260.

Dated this 14th day of January, 2011.

Maracay 2011, LLC,
an Arizona limited liability company

By: Maracay Homes, LLC, an Arizona limited liability company

By:
Andrea Goudge, Vice President, Manager

AZ CORPORATION COMMISSION FILED
JUN 25 2012
FILE NO. L-1246047-1
ARTICLES OF AMENDMENT
Pursuant to A.R.S. 29-633 (F)
1. The name of the limited liability company is:
Maracay 2011, LLC.
2. Attached hereto as Exhibit A is the text of the amendment.
Dated this 21st day of June, 2012
Signature: Andrea S Goudge
Print Name: Andrea S. Goudge
Check One: Member Manager
DO NOT PUBLISH THIS SECTION The amendment must be executed by a manager if management of the limited liability company is vested in a manager or by a member if management is reserved to the members.
Page 2 of 5 Arizona Corporation Commission Corporations Division

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF ORGANIZATION

OF

MARACAY 2011, LLC

June 20, 2012

Pursuant to Arizona Revised Statutes, Chapter 4 of Title 29 (the “Act”), Section 29-633, the undersigned Arizona limited liability company adopts the following Articles of Amendment to its Articles of Organization:

1. The name of the Arizona limited liability company is MARACAY 2011, LLC.

2. The Articles of Organization were originally filed with the Arizona Corporation Commission on December 2, 2005.

3. Article 1 of the Articles of Organization is hereby amended in its entirety to read as follows:

The name of the limited liability company is MARACAY VR, LLC.

4. Article 2 of the Articles of Organization is hereby amended in its entirety to read as follows:

The address of the company’s known place of business in Arizona is 15279 N Scottsdale Road, Suite 300, Scottsdale, AZ 85254.

5. The Articles of Organization are hereby amended to add Article 7 as follows:

7.

Subject to the rights of the Member under the Act or the provisions of these Articles of Organization to take or approve certain actions, the business and affairs of the Company shall be managed exclusively by the Managers and officers of the Company. From time to time as it deems advisable, the Member may select natural persons who are employees or agents of the Company and designate them as officers of the Company (the “Officers”) and assign titles (including, without limitation, President, Vice President, Secretary, Treasurer and General Counsel) to any such person. Unless the Member decides otherwise, if the title is one commonly used for officers of a business corporation formed under the Arizona Corporation Law, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office. Any delegation pursuant to this

AMENDMENT

TO ARTICLES OF ORGANIZATION - 1

Article 7 may be revoked at any time by the Member. An Officer may be removed with or without cause by the Member.

DATED June 20, 2012.

MARACAY 2011, LLC
a Arizona limited liability company

By: MARACAY HOMES, L.L.C. a Arizona Limited Liability Company Sole Member

/s/ Claire S. Grace
Claire S. Grace, Vice President & Secretary

AMENDMENT

TO ARTICLES OF ORGANIZATION - 2